CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (registration statement number 333-156130) of Potlatch Corporation of our report dated June 19, 2012, relating to the financial statements of Potlatch Hourly 401(k) Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2011.

Spokane, Washington
June 19, 2012